UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2010

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Agreement

On April 13, 2012, Wright Express Corporation (the "Company") entered into a Change in Control Agreement (the "Agreement") with Steven A. Elder, the Company’s Senior Vice President and Chief Financial Officer.

Pursuant to the Agreement, following a without cause termination or a constructive discharge (both as defined in the agreement), within 90 days before a change in control (as defined in the agreement) and ending 365 days after a change in control, he will receive (i) a cash payment equal to the sum of his then current base salary plus his then current target incentive compensation award, multiplied by 200%, payable, at the company’s option, in either one lump sum, equal installments not less frequently than once per month over a twelve month period, or a combination of lump sum and equal installments not less frequently than once per month over a twelve month period, and (ii) any and all base salary and incentive compensation awards earned but unpaid through the date of such termination and any unreimbursed business expenses. In addition, upon such termination, those outstanding and unvested stock options and unvested restricted stock units held by Mr. Elder of the date of termination will immediately become vested. In addition, the Company shall pay to Mr. Elder in a lump sum an amount equal to the present value of the Company’s share of the cost of medical and dental insurance premiums for a 24 month period. The Agreement does not contain any tax-gross up provisions.

The Agreement includes non-solicitation provisions and restrictions on Mr. Elder’s employment with competing enterprises for two years following termination of his employment. The Agreement conditions Mr. Elder’s receipt of payments on his signing a release of any and all claims against the Company and also contains customary terms relating to: timing of payments; cooperation in connection with any legal claims; and protection of confidential information.

A copy of the Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by herein reference. The description of the Agreement in this Item 5.02 is qualified in its entirety by reference to Exhibit 10.01.

Item 9.01 Financial Statements and Exhibits.

10.01 Change of Control Agreement, dated April 13, 2012, between Steven A. Elder and Wright Express Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

April 18, 2012	By:	/s/ Michael E. Dubyak

Name: Michael E. Dubyak
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.01	Change of Control Agreement, dated April 13, 2012, between Steven A. Elder and Wright Express Corporation